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                                                                    EXHIBIT 10.2

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is made as of March 5, 2001, between Somanetics Corporation, a Michigan corporation (the "Company"), and Bruce J. Barrett ("Employee").

                                    RECITALS

         A. Employee and the Company entered into the Employment Agreement, dated as of May 13, 1994, as amended July 21, 1994, April 13, 1997 and April 18, 2000 (the "Agreement").

         B. Employee and the Company desire to amend the Agreement further.

         THEREFORE, Company and Employee agree as follows:

         1. Amendment. From March 1, 2001 through November 30, 2002, as salary for Employee's services to be rendered under the Agreement, the Company shall pay Employee an annual salary of $164,750, increased from time to time by an amount determined by the Board of Directors; provided that (1) this change in Employee's salary shall not affect any of Employee's other rights and benefits under the Agreement or otherwise, including, without limitation, Employee's bonus under Section 3(b) of the Agreement, Employee's benefits under Section 3(d) of the Agreement, and Employee's termination benefits under Section 5 of the Agreement, all of which shall be determined as if Employee's annual salary were as provided under the Agreement in the absence of this Amendment (currently $214,750 a year), and (2) this Section 1 shall terminate, and Employee's annual salary shall return to the amount provided under the Agreement in the absence of this Amendment (currently $214,750 a year), immediately before the consummation of a "Transaction" (as defined in Paragraph 16 of the Amended and Restated Somanetics Corporation 1997 Stock Option Plan).

         2. No Other Change. Except as modified by this Amendment, the Agreement shall continue in full force according to its terms and is hereby ratified.

         IN WITNESS WHEREOF, the Company and Employee have executed this Amendment as of the date set forth in the introductory paragraph of this Amendment.

                                         SOMANETICS CORPORATION


                                         By: /s/ H. Raymond Wallace
                                            ------------------------------------

                                                  Its: Chairman of the Board
                                                      --------------------------

                                         /s/ Bruce J. Barrett
                                         ---------------------------------------
                                         BRUCE J. BARRETT